Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Chief Executive Officer Certification

The certification set forth below is being submitted in connection with Amendment No. 1 to the Form 10-Q (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

R. Jack DeCrane, the Chief Executive Officer and Richard J. Kaplan, the Chief Financial Officer of DeCrane Holdings Co., each certifies that, to the best of his knowledge:

1.         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DeCrane Holdings Co.

Date: October 9, 2003

/s/ R. Jack DeCrane
R. Jack DeCrane
Chief Executive Officer

/s/ Richard J. Kaplan
Richard J. Kaplan
Chief Financial Officer and Assistant Secretary